ATLAN MEDIA, INC.

BOARD RESOLUTION APPOINTING OFFICERS

APPOINTMENT OF OFFICERS

RESOLVED, that the following persons are elected to the office(s) indicated next to their names to serve until their successor(s) shall be duly elected, unless he or she resigns, is removed from office or is otherwise disqualified from serving as an officer of this corporation, to take their respective office(s) immediately upon such appointment:

OFFICE	NAME
Chairman/Chief Executive Officer	Timothy Holly
President/Chief Operating Officer	Douglas McHenry
Secretary	Timothy Holly
Treasurer	Richard Mays
Senior Vice President	Jerome C. Irons
Senior Vice President	Timothy Williams

RESOLVED, that the officers of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

It is hereby certified by the undersigned that the foregoing resolution was duly passed by the Board of Directors of Atlan Media, Inc., on December 30, 2016, in accordance with the Articles of Incorporation and the Bylaws of this corporation and the laws and regulations governing this corporation and that said resolution has been duly recorded in the Minute Book and is in full force and effect.

William Atlan, President, CEO, Secretary